EXHIBIT 99.1

                      FITTIPALDI ACQUIRES COMPANY WITH
                            REVENUES OF $170 MILLION

BOCA RATON, FL - November 13, 2007 - Fittipaldi Logistics, Inc. (OTC Bulletin
Board: FPLD), announced that it has signed a definitive agreement pursuant to which its wholly owned subsidiary will acquire all the issued and outstanding shares of State Petroleum Distributors, Inc., a Pennsylvania-based company that distributes fuel to Fortune 500 companies which operate more than 70,000 combined trucks. Frank Reilly, Fittipaldi's CEO commented, "This transaction has numerous synergies, one of which is the cross-marketing of our proprietary software solutions to State's customer base which is currently being implemented" Robert Lambert, CEO of State said, "We intend to leverage Fittipaldi's technology and the management expertise of both companies to become a leading provider of telematics, environmental and security solutions to the transportation industry. We believe that the implementation of Fittipaldi's technology with our customers should make them to be among the most technologically advanced operators in their respective industries." The closing of the transaction is subject to a number of conditions customary for similar transactions.

About Fittipaldi Logistics
Fittipaldi Logistics, Inc. is a technology company specializing in providing pertinent, real-time information to the worldwide transportation and security industries. Our telematics solutions collect vehicle and container-based data and integrate it with information gathered from various disparate legacy systems across the supply chain. The data is then synthesized and reformatted into valuable, actionable information, and delivered to appropriate end-users across the logistics value chain through secure web-based applications. Specific offerings include: vehicle tracking, inventory/asset visibility, secure trucking, matching available freight with available trucks, and many others. In addition, through Fittipaldi Environmental Solutions, the company has adapted its technology to provide critical information enabling verification of fuel savings and reduction of harmful emissions as well as monitoring of driver performance that, when improved, can result in significant fuel savings. Fittipaldi Carriers a wholly owned subsidiary is a $30M regional logistics company based in Columbia, SC. For further information, go to www.emmologic.com.

About State Petroleum Distributors
The company is in the fuel distribution business and chiefly provides commercial unbranded bulk fuel to dealers, independent operators and trucking and distribution companies in Pennsylvania and surrounding states. A fleet of tractor-trailers delivers diesel fuel, gasoline and home heating oil to customer locations on a regularly scheduled or as needed basis. It also delivers Exxon branded fuel to Exxon-branded stores. Customers range in size from single outlet gas stations to some of the largest distribution companies in the United States. Milton H. Barbarosh, an affiliate of State Petroleum Distributors and President of Stenton Leigh Group, introduced the parties with regard to the sale of State's business.

For further information, go to www.statepd.com.

Fittipaldi Logistics Contact Information:
Fittipaldi Logistics' Corporate Investor Relations
(866) 998-7557 x 301
Email: ir@emmologic.com

This press release includes certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking
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statements include, but are not limited to, statements regarding our current business plans, strategies and objectives that involve risks and uncertainties that could cause actual results to differ materially from anticipated results. The forward-looking statements are based on our current expectations and what we believe are reasonable assumptions; however, our actual performance, results and achievements could differ materially from those expressed in, or implied by, these forward-looking statements. Factors, within and beyond our control, that could cause or contribute to such differences include, among others, the following: we have a history of losses and an accumulated deficit, expect losses to continue for the foreseeable future and will need to raise additional working capital in order to implement our business model and sustain our operations; the loss of one or more of our major customers could materially and adversely effect our future revenue and business operations; as well as those factors discussed under "Risk Factors" in our Annual Report on form 10-KSB filed on October 15, 2007 and various disclosures in other reports filed from time to time with the United States Securities and